Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-236886) on Form S-3 and (Nos. 333-211787, 333-167623, 333-143126, 333-143125, 333-143124, 333-119987 and 333-216768) on Form S-8 of our reports dated February 24, 2023, with respect to the consolidated financial statements and financial statement schedule III of CubeSmart, L.P. and the effectiveness of internal control over financial reporting.

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/s/ KPMG LLP

Philadelphia, Pennsylvania
February 24, 2023